Exhibit 10.1

FORM OF DIRECTOR RESTRICTED STOCK GRANT AGREEMENT
Entered into by Robert Curtis, Laurence Ditkoff, David Gust, Stephen Hicks, Henry Sargent

This Agreement dated as of May _, 2010 (this “Agreement”) is made by and between Technest Holdings, Inc., a Nevada corporation (including, as context requires, its subsidiaries the “Company”), and [Name of Non-Employee Director] (the “Grantee”).

1.           Definitions.  As used in this Agreement, the following terms shall have the following meanings:

Service:  Service as an employee, officer or director of, or a consultant or advisor to, the Company or its successors.

Shares:  The shares of Common Stock issued to Grantee hereunder and any other securities of the Company which may be issued in exchange for or in respect of such shares of Common Stock, whether by way of stock split, stock dividend, combination of shares, reclassification, recapitalization, reorganization or any other means.

2.           Grant of Shares.  The Company hereby grants to Grantee, and Grantee hereby accepts from the Company, 81,193 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”).  Grantee and the Company hereby agree that such shares are granted as compensation for Grantee’s Service to the Company.

3.           Representations of Grantee.  Grantee understands that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), and represents to the Company, and agrees that the Company is entitled to rely on such representations, as follows:

(a)           Grantee understands that the Shares have not been registered under the Act, or registered or qualified under the securities or “Blue Sky” laws of any jurisdiction, and are being sold pursuant to exemptions contained in the Act and exemptions contained in other applicable securities or “Blue Sky” laws.  Grantee understands further that the Company’s reliance on these exemptions is based in part on the representations made by Grantee in the Agreement.  In this connection, Grantee represents and warrants that the offer and sale of the Shares were made solely in _____________.

(b)           Grantee understands the term “accredited investor” as used in Regulation D promulgated under the Act and represents and warrants to the Company that he is an “accredited investor” for purposes of acquiring the Shares. The nature and amount of Grantee’s investment in the Shares is consistent with Grantee’s investment objectives, abilities, and resources.  Grantee understands that the Shares are an illiquid investment, which will not become freely transferable by reason of any “change of circumstances” whatever.  Grantee has adequate means of providing for Grantee’s current needs and possible contingencies and has no need for liquidity in Grantee’s investment.

(c)           Grantee is acquiring the Shares for Grantee’s own account for investment, and not for, with a view to, or in connection with the resale or distribution thereof.  Grantee has no present intention to sell, hypothecate, distribute or otherwise transfer the Shares or any portion thereof or any interest therein.

(c)           Grantee understands that the Shares will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Act and that, as such, the Shares must be held indefinitely unless they are subsequently registered under the Act or unless an exemption from the registration requirements thereof is available.

(e)           In connection with Grantee’s acquisition of the Shares, Grantee accepts the condition that the Company may maintain “stop transfer” orders with respect to the Shares and that each certificate or other document evidencing the Shares will bear conspicuous legends in substantially the form set forth in Section 5 of this Agreement.

(f)           Grantee has obtained all financial or legal advice as Grantee deems necessary with respect to Grantee’s acquisition of the Shares.  Grantee has fully investigated the Company and its business and financial condition, to include a review of the Company’s pubic filings with the Securities and Exchange Commission, and has knowledge of the Company’s current activities.

4.           Restrictions on Transfer.  The following restrictions on transfer of the Shares shall apply:

(a)           Securities Laws.  No Shares, nor any interest therein, may be sold, assigned, pledged or otherwise transferred at any time or under any circumstances unless the Shares proposed to be transferred have been registered under the Act and qualified under applicable state securities laws, or (ii) the Company has received, or agreed to waive, an opinion of counsel acceptable to the Company to the effect that such transfer may be effected without registration under the Act or qualification under the securities laws of relevant states and the proposed transferee has made such representations and agreements as the Company shall require to assure compliance with the Act and such laws.

 (b)           Remedies.  No sale, assignment, pledge or other transfer of Shares shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Section 4 have been duly complied with.  In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

5.     Legends.  Each certificate representing Shares shall prominently bear legends in substantially the following forms, to the extent applicable:

These securities have not been registered under the Securities Act of 1933.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Corporation that such registration is not required.

The securities represented by this certificate have been acquired for investment and have not been registered or qualified under the securities or “Blue Sky” laws of any jurisdiction.  They may not be offered or sold without an opinion of counsel to the Corporation to the effect that the proposed transaction will be exempt from registration, qualification, and filings in all applicable jurisdictions.

The Corporation is authorized to issue more than one class or series of stock.  The powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of such preferences and/or rights of each class of stock or series of any class set forth in the Articles of Incorporation of the Corporation.  The Corporation will furnish a copy of the Articles of Incorporation of the Corporation to the holder of this certificate without charge upon request.

6.           Miscellaneous.

(a)           Entire Agreement.  This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, representations and proposals, written or oral, relating to such subject matter.

(b)           Amendments.  Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by Grantee and on behalf of the Company.

(c)           Binding Effect of the Agreement.  This Agreement shall inure to the benefit of, and be binding upon, the Company, Grantee and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.

(d)           Provisions Severable. In the event that any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby.  Any invalid, illegal or unenforceable provision of this Agreement shall be severed, and after any such severance, all other provisions hereof shall remain in full force and effect.

(e)           Notices.  All notices under this Agreement shall be effective (i) upon personal or facsimile delivery, (ii) two business days after deposit in the United States mail as registered or certified mail postage fully prepaid, or (iii) one business day after pickup by any overnight commercial courier service, in each case sent or addressed to the Company at its principal office and to Grantee at her record address as carried in the stock records of the Company or at such other address as she may from time to time designate in writing to the Company.

(f)           Construction.  A reference to a Section shall mean a Section of this Agreement unless otherwise expressly stated.  The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

(g)           No Employment Agreement.  This Agreement shall not be construed as an agreement by the Company to employ Grantee, nor is the Company obligated to employ Grantee by reason of this Agreement or the issuance of the Shares to Grantee.

(h)           Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of laws.  Grantee consents to jurisdiction and venue in any state or federal court in the State of Maryland for the purposes of any action relating to or arising out of this Agreement or any breach or alleged breach hereof, and to service of process in any such action by certified or registered mail, return receipt requested.

 (i)           Withholding Taxes.  Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the granting and vesting of the Shares to Grantee.  Grantee agrees that she shall, no later than the date as of which the value of any portion of the Shares first becomes includable in the gross income of the Grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect such income.  The Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(j)           Pursuant to Plan.  This grant of stock shall be subject in every respect to the provisions of the Company’s 2006 Stock Award Plan (the “Plan”), as amended from time to time, which is incorporated herein by reference and made a part hereof.  The Grantee hereby accepts this grant of stock subject to all the terms and provisions of the Plan and agrees that (i) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (ii) all decisions under and interpretations of the Plan by the Board of Directors of the Company or the Committee, as defined in the Plan, shall be final, binding and conclusive upon the Grantee and her heirs and legal representatives.

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IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the date first above written.

Technest Holdings, Inc. By: ______________________________ Name: Gino M. Pereira Title: Chief Executive Officer GRANTEE: _________________________________ [Non-employee director]